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                      [LETTERHEAD OF POLLET & RICHARDSON]



                              September 14, 2000


STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016


          Re:  1998 STAAR Surgical Company Stock Plan


Ladies and Gentlemen:

    We have acted as counsel to STAAR Surgical Company (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.01 (the "Shares"), which may be issued upon exercise of options granted in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Code.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the leading "Interests of Named Experts and Counsel" in the registration statement.

                                       POLLET & RICHARDSON
                                       A LAW CORPORATION



                                       By:  /s/ Erick E. Richardson
                                          ________________________________
                                               Erick E. Richardson